Exhibit 99.1

                     TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Bond-Backed Certificates, Series 1997-CHR-1 Trust
*CUSIP:     21987HAG0   Class  A-1
            21987HAH8   Class  A-2

In accordance with the Standard Terms for Trust Agreements, The Bank of New York, as Trustee, submits the following cash basis statement for the period ending June 29, 2007.

INTEREST ACCOUNT
----------------


Balance as of February 1, 2007 ..........................                 $0.00
        Scheduled Income received on securities                           $0.00
        Unscheduled Income received on securities
        upon redemption by issuer on June 29, 2007 ......         $1,531,388.85
        Unscheduled premium received on securities
        upon redemption by issuer on June 29, 2007 ......        $19,214,048.15

LESS:
        Distribution to Class A-1 Holders ...............       -$11,982,501.00
        Distribution to Class A-2 Holders ...............        -$8,762,936.00
        Distribution to Depositor .......................                -$0.00
        Distribution to Trustee .........................                -$0.00
Balance as of June 29, 2007 .............................                $0.00

PRINCIPAL ACCOUNT
-----------------

Balance as of February 1, 2007 ..........................                 $0.00
        Scheduled Principal received on securities ......                 $0.00
        Unscheduled principal received on securities
        upon redemption by issuer on June 29, 2007 .......          $49,224,563

LESS:
        Distribution to Class A-1 Holders ...............       -$26,151,806.00
        Distribution to Class A-2 Holders ...............       -$23,072,757.00
Balance as of June 29, 2007 .............................                 $0.00


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                 UNDERLYING SECURITIES HELD AS OF June 29, 2007

      Principal
        Amount                         Title of Security
      ---------                        -----------------
          $0        CHRYSLER CORPORATION     7.45%   Debentures (Series B)
                    due February 1, 2097
                    *CUSIP: 079857AF5

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Effective with the completion of the distributions described above, the Class
A-1 Certificates and the Class A-2 Certificates are null and void and the Corporate Bond-Backed Certificates, Series 1997-CHR-1 Trust is terminated.
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The Bank of New York, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.